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                                                                    EXHIBIT 23.7



                    CONSENT OF ENERGY CAPITAL SOLUTIONS, LLC


We hereby consent to the use of our opinion letter dated May 26, 2003 to the Board of Directors of TMBR/Sharp Drilling, Inc. (the "Company") attached as Annex B to the Company's proxy statement/prospectus (the "Prospectus"), which forms a part of this Registration Statement on Form S-4 of Patterson-UTI Energy, Inc., and to the references to such opinion and our firm in the Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder nor do we thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.




                                             ENERGY CAPITAL SOLUTIONS, LLC

                                             By:    /s/ J. Russell Weinberg
                                                    ----------------------------
                                             Name:  J. Russell Weinberg
                                                    ----------------------------
                                             Title: Managing Director
                                                    ----------------------------



Dallas, Texas


October 3, 2003